EXHIBIT 99.1

PCTEL Reports Third Quarter Financial Results

BLOOMINGDALE, Illinois – November 8, 2023 – PCTEL, Inc. (Nasdaq: PCTI) (“PCTEL” or the “Company”), a leading global provider of wireless technology solutions, today reported results for the third quarter ended September 30, 2023.

As previously announced, on October 13, 2023, the Company entered into an Agreement and Plan of Merger with Amphenol Corporation and a wholly owned subsidiary of Amphenol Corporation. Under the terms of the agreement, Amphenol is to acquire all outstanding shares of the Company, and the Company’s stockholders will receive $7.00 in cash for each share of common stock they own. The transaction is expected to close in the fourth quarter of 2023 or early 2024, subject to customary closing conditions, including approval by the Company’s stockholders. Upon completion of the transaction, the Company will no longer be listed on any public market.

Third Quarter 2023 Highlights

•
Revenues of $17.4 million
•
GAAP gross profit margin of 43.8%
•
GAAP net loss of $0.1 million or $0.01 per diluted share
•
Operating loss of $0.3 million
•
Break-even on a Non-GAAP basis
•
Adjusted EBITDA, a non-GAAP financial measure, of $0.3 million

Third Quarter 2023 Financial Summary

Summary Financials	Q3’23	Q3’22	Change
Revenue (000’s)	$17,385	$25,988	(33%)
Gross Profit Margin %	43.8%	45.9%	(210bps)
Adjusted EBITDA (000’s)	$270	$3,286	(92%)
GAAP Diluted EPS	($0.01)	$0.11	($0.12)
Non-GAAP Diluted EPS	$0.00	$0.14	($0.14)

Third quarter 2023 revenues were $17.4 million, a decrease of 33.1% from the year ago period. Third quarter 2023 antennas and industrial IoT device revenue was $13.2 million, a decrease of 29.4% year-over-year, due to lower revenues for agriculture and public safety applications. Third quarter 2023 Test & Measurement revenue was $4.2 million, a decrease of 44.9% year-over-year primarily due to lower revenues with OEM customers for products with 5G technologies.

Third quarter 2023 GAAP gross profit margin was 43.8%, compared to 45.9% in the third quarter of 2022. The lower gross profit margin was due to lower revenues for both product lines and as a result of a negative mix shift between the product lines.

Adjusted EBITDA in the third quarter decreased to $0.3 million compared to $3.3 million in the third quarter of 2022.

Third quarter 2023 GAAP net loss was $0.1 million or diluted loss per share of $0.01 compared to GAAP net income of $2.0 million or $0.11 earnings per share in the third quarter of 2022. Non-GAAP net income was $0.0 million, or $0.00 diluted earnings per share, compared to $2.6 million or $0.14 per share in the third quarter of 2022.

Cash, cash equivalents and investments were $33.3 million as of September 30, 2023, a decrease of approximately $0.3 million as compared to June 30, 2023.

About PCTEL

PCTEL is a leading global provider of wireless technology solutions, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 29 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of PCTEL or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information Regarding the Merger and Where to Find It

This communication relates to the proposed merger involving PCTEL, Amphenol and Hilltop Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Amphenol, whereby Merger Sub shall be merged with and into the Company (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the

SEC can also be obtained on the Company’s website at https://investor.pctel.com/ or by contacting the Company’s Investor Relations Department at PCTI@alpha-ir.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023 and amended on April 28, 2023, its definitive proxy statement on Schedule 14A for the 2023 annual meeting of stockholders, filed with the SEC on May 11, 2023, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement, and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; the expected timing of the closing of the proposed merger with Amphenol; growth of our antenna and Industrial IoT product line and our test & measurement product line through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its product lines; the impact of development and adoption of wireless solutions in the public safety, rail, logistics, agriculture, utilities, and electric vehicle markets on our revenue generation; our ability to expand our product lines in the European market and through distribution channels; the anticipated demand for certain products, including those related to public safety, industrial IoT, 5G (e.g., the Gflex); and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; the Company’s ability to grow its business and create, protect and implement new technologies and solutions; the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock;) the failure to satisfy the conditions to the consummation of the proposed merger, including the approval of the merger agreement (the “Merger Agreement”) by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally; the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger; the outcome of any legal proceedings that may be instituted against the Company, related to the Merger Agreement or the proposed merger; and the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL® and Gflex® are registered trademarks of PCTEL, Inc. © 2023 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowan

CFO

PCTEL, Inc.

(630) 339-2051

PCTEL Investor Relations Contact

Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	September 30	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$3,546	$7,736
Short-term investment securities	29,770	22,254
Accounts receivable, net of allowances of $134 and $132 at September 30, 2023 and December 31, 2022, respectively	13,113	18,853
Inventories, net	16,497	18,918
Prepaid expenses and other assets	1,372	1,861
Total current assets	64,298	69,622

Property and equipment, net	9,552	10,004
Goodwill	5,837	5,935
Intangible assets, net	772	1,045
Other noncurrent assets	2,689	3,269
TOTAL ASSETS	$83,148	$89,875
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,039	$4,648
Accrued liabilities	7,362	12,605
Total current liabilities	12,401	17,253
Long-term liabilities	3,266	3,624
Total liabilities	15,667	20,877
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
September 30, 2023 and December 31, 2022, respectively, and 19,258,299 and 18,748,529
shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	128,239	128,370
Accumulated deficit	(58,867)	(57,941)
Accumulated other comprehensive loss	(1,910)	(1,450)
Total stockholders’ equity	67,481	68,998
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$83,148	$89,875

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

REVENUES	$17,385	$25,988	$60,936	$73,506
COST OF REVENUES	9,773	14,052	31,697	40,810
GROSS PROFIT	7,612	11,936	29,239	32,696
OPERATING EXPENSES:
Research and development	2,881	3,178	8,995	9,784
Sales and marketing	2,487	3,600	9,268	10,910
General and administrative	2,504	3,705	8,964	10,399
Amortization of intangible assets	61	63	188	201
Restructuring expenses	0	57	0	1,309
Total operating expenses	7,933	10,603	27,415	32,603
OPERATING (LOSS) INCOME	(321)	1,333	1,824	93
Other income, net	288	205	855	330
(LOSS) INCOME BEFORE INCOME TAXES	(33)	1,538	2,679	423
Expense (Benefit) for income taxes	77	(434)	466	(396)
NET (LOSS) INCOME	$(110)	$1,972	$2,213	$819

Net (Loss) Income per Share:
Basic	$(0.01)	$0.11	$0.12	$0.05
Diluted	$(0.01)	$0.11	$0.12	$0.04

Weighted Average Shares:
Basic	18,817	18,166	18,643	18,099
Diluted	18,817	18,187	18,745	18,214

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating Activities:
Net income	$2,213	$819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,630	2,231
Intangible asset amortization	240	257
Stock-based compensation	219	3,007
Loss on disposal of property and equipment	37	0
Restructuring costs	0	(291)
Bad debt provision	12	70
Changes in operating assets and liabilities:
Accounts receivable	5,669	(2,081)
Inventories	2,360	(3,402)
Prepaid expenses and other assets	768	574
Deferred tax assets	339	(484)
Accounts payable	492	974
Income taxes payable	(321)	15
Other accrued liabilities	(5,320)	(175)
Deferred revenue	27	(93)
Net cash provided by operating activities	8,365	1,421
Investing Activities:
Capital expenditures	(1,247)	(550)
Purchase of short-term investments	(31,350)	(21,971)
Redemptions/maturities of short-term investments	23,834	22,386
Net cash used in investing activities	(8,763)	(135)
Financing Activities:
Proceeds from issuance of common stock	362	404
Payment of withholding tax on stock-based compensation	(712)	(396)
Principal payments on finance leases	(52)	(48)
Cash dividends	(3,139)	(3,048)
Net cash used in financing activities	(3,541)	(3,088)

Net decrease in cash and cash equivalents	(3,939)	(1,802)
Effect of exchange rate changes on cash	(251)	(532)
Cash and cash equivalents, beginning of period	7,736	8,192
Cash and Cash Equivalents, End of Period	$3,546	$5,858

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$13,172	$4,234	$(21)	$17,385	$43,145	$17,891	$(100)	$60,936

GROSS PROFIT	$4,776	$2,785	$51	$7,612	$16,445	$12,671	$123	$29,239

GAAP GROSS PROFIT %	36.3%	65.8%		43.8%	38.1%	70.8%		48.0%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.0%	0.0%		0.0%	0.1%	0.3%		0.1%
Non-GAAP GROSS PROFIT %	36.4%	65.8%		43.9%	38.3%	71.1%		48.2%

	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022

	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$18,653	$7,683	$(348)	$25,988	$53,310	$20,698	$(502)	$73,506

GROSS PROFIT	$6,562	$5,544	$(170)	$11,936	$17,435	$15,466	$(205)	$32,696

GROSS PROFIT %	35.2%	72.2%		45.9%	32.7%	74.7%		44.5%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.2%	0.2%		0.2%	0.2%	0.2%		0.2%
Non-GAAP GROSS PROFIT %	35.5%	72.4%		46.2%	33.0%	74.9%		44.8%
The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating (loss) income to Non-GAAP operating (loss) income

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Operating (Loss) Income	$(321)	$1,333	$1,824	$93

(a)	Add:
	Amortization of intangible assets:
	-Cost of revenues	17	17	52	56
	-Operating expenses	61	63	188	201
	Restructuring expenses	0	57	0	1,309
	Stock compensation expenses:
	-Cost of revenues	(1)	61	93	156
	-Research and development	17	163	110	472
	-Sales & marketing	(87)	241	21	694
	-General & administrative	(223)	682	(5)	1,685
	Transaction expenses related to strategic alternatives	259	0	886	86
		43	1,284	1,345	4,659
	Non-GAAP Operating (Loss) Income	$(278)	$2,617	$3,169	$4,752
	% of revenue	-1.6%	10.1%	5.2%	6.5%

Reconciliation of GAAP net (loss) income to Non-GAAP net income

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Net (Loss) Income	$(110)	$1,972	$2,213	$819

	Adjustments:
(a)	Non-GAAP adjustments to operating income	43	1,284	1,345	4,659
(b)	Income Taxes	76	(660)	(57)	(803)
		119	624	1,288	3,856
	Non-GAAP Net Income	$9	$2,596	$3,501	$4,675

	Non-GAAP Income per Share:
	Basic	$0.00	$0.14	$0.19	$0.26
	Diluted	$0.00	$0.14	$0.19	$0.26

	Weighed Average Shares:
	Basic	18,817	18,166	18,643	18,099
	Diluted	18,817	18,187	18,745	18,214

This schedule reconciles the Company's GAAP operating (loss) income to its Non-GAAP operating (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating (loss) income (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses. The adjustments to GAAP net (loss) income include the Non-GAAP adjustments to operating (loss) income as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating (loss) income to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Operating (loss) income	$(321)	$1,333	$1,824	$93

Add:
Depreciation and amortization	548	669	1,630	2,231
Intangible amortization	78	80	240	257
Restructuring expenses	0	57	0	1,309
Stock compensation expenses	(294)	1,147	219	3,007
Transaction expenses related to strategic alternatives	259	0	886	86
Adjusted EBITDA	$270	$3,286	$4,799	$6,983
% of revenue	1.6%	12.6%	7.9%	9.5%

This schedule reconciles the Company's GAAP operating (loss) income to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating expenses	$7,933	$10,603	$27,415	$32,603
Stock compensation expenses	293	(1,086)	(126)	(2,851)
Amortization of intangible assets	(61)	(63)	(188)	(201)
Restructuring expenses	0	(57)	0	(1,309)
Transaction expenses related to strategic alternatives	(259)	0	(886)	(86)
Non-GAAP Operating expenses	$7,906	$9,397	$26,215	$28,156

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.